Exhibit 1.1

JPMORGAN CHASE & CO.

Medium-Term Notes

MASTER AGENCY AGREEMENT

Originally dated as of February 1, 1990

Amended and Restated

as of November 1, 2007

To the Agents listed on

Exhibit A hereto and

each person that shall

have become an Agent as

provided in Section 14 hereof:

Ladies and Gentlemen:

1. Introduction. JPMorgan Chase & Co., a Delaware corporation (the “Company”), confirms its agreement with each of you (individually an “Agent” and collectively the “Agents”) with respect to the issue and sale from time to time by the Company of its medium-term notes registered under the registration statements referred to in Section 2(a) (collectively, the “Securities”). The Securities will be issued (a) in the case of the Senior Medium-Term Notes, Series F, under an Indenture dated as of December 1, 1989, as amended from time to time (as so amended and as it has been amended by the Trust Indenture Reform Act of 1990, the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as successor trustee (the “Senior Trustee”), and (b) in the case of the Subordinated Medium-Term Notes, Series A, under the Amended and Restated Indenture dated as of December 15, 1992, as amended from time to time (as so amended and as it has been amended by the Trust Indenture Reform Act of 1990, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), between the Company and U.S. Bank Trust National Association, as successor trustee (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”).

The Securities shall have the maturities, interest rates, redemption provisions and other terms set forth in the Prospectus referred to in Section 2(a) as such Prospectus may be supplemented from time to time. The Securities will be issued and the terms thereof established from time to time by the Company in accordance with the Indentures and the applicable Procedures (as defined in Section 3(g)).

The Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act of 1933, as amended (the “Act”)) relating to the

Securities being sold that is prepared by the Company at or prior to the time when sales of such Securities are first made (each a “Time of Sale”) are referred to as the “Time of Sale Information”.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Agent as follows:

(a) A Registration Statement on Form S-3 (File No. 333-146731) relating to senior and subordinated debt securities and other securities of the Company is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Securities and Exchange Commission (the “Commission”) under the Act not earlier than three years prior to the date hereof. Such registration statement, as amended as of the Closing Date (as defined in Section 5 below), including the documents incorporated therein by reference, is hereinafter referred to as the “Registration Statement” and the prospectus relating to the Registration Statement, as supplemented by a prospectus supplement setting forth the terms of the Securities, including all material incorporated by reference therein, in the form in which such prospectus and prospectus supplement have most recently been filed, or transmitted for filing, with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations (as defined below), is hereinafter referred to as the “Prospectus”.

(b) No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose, pursuant to Rule 401(g)(2) under the Act or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission; on the date it most recently became effective under the Act, the Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission under the Act and the Trust Indenture Act (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at each of the times of amending or supplementing referred to in Section 6(b) hereof, the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that no representation is made with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualifications (Form T-1) of the Trustees under the Trust Indenture Act or (ii) statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Agent specifically for use therein.

(c) As of the time any Notes are issued and sold hereunder, the applicable Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized and executed, and when authenticated as provided in the applicable Indenture or the Procedures (as defined herein) and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) The time of Sale Information, at each Time of Sale, and at the time of delivery of the Securities sold at such Time of Sale will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus and Pricing Supplement related to the Securities being sold has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus and Pricing Supplement related to the Securities being sold has been omitted therefrom.

(e) Other than the Prospectus and Pricing Supplement related to the Securities being sold, the Company (including its agents and representatives, other than the Agents in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities being sold other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) any Issuer Free Writing Prospectus (as defined below) approved in writing in advance by J.P. Morgan Securities Inc. As used herein, “Issuer Free Writing Prospectus” means a “written communication” (as defined in Rule 405 under the Act), other than a communication referred to in clause (i) above, that constitutes an offer to sell or solicitation of an offer to buy the Securities and that has been prepared by the Company or prepared by the Company’s agents and representatives and approved in writing by the Company. Each such Issuer Free Writing Prospectus will comply in all material respects with the Act, will be filed in accordance with the Act (to the extent required thereby) and, when taken together with the Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, will not, at the time it is used or at the time of delivery of the Securities to which it relates, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use in any Issuer Free Writing Prospectus.

(f) The Company acknowledges and agrees that the Agents are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offerings of Securities contemplated hereby (including in connection with determining the terms of each offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Agent is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such maters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company.

(g) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Act, in each case at the times specified in the Act in connection with each offering of the Securities.

3. Establishment of Agency: Solicitations by Agents. (a) Subject to the terms and conditions set forth herein and to the reservation by the Company of the right to (i) sell Securities directly on its own behalf at any time and to any person, (ii) cause additional Agents to become parties to this Agreement or enter into similar agreements from time to time pursuant to Section 14, (iii) sell Securities to any Agent, acting as principal, for its own account or for resale to one or more investors or to another broker-dealer, acting as principal, for purposes of resale and (iv) accept (but not solicit) offers to purchase Securities through additional agents on substantially the same terms and conditions as would apply to the Agents, the Company hereby appoints each Agent an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company.

(b) On the basis of the representations and warranties and subject to the terms and conditions set forth herein, each Agent severally and not jointly hereby agrees, as agent of the Company, to use reasonable efforts when requested by the Company to solicit and receive offers to purchase Securities upon the terms and conditions set forth in the Prospectus as then amended or supplemented, including by any applicable Issuer Free Writing Prospectus and/or final term sheet, and in the applicable Procedures.

(c) Upon receipt of any notice delivered by the Company pursuant to Section 4(b), each Agent shall suspend its solicitation of offers to purchase Securities until the Company shall have amended or supplemented the Registration Statement or the Prospectus as contemplated by Section 4(b) and shall have advised such Agent that such solicitation may be resumed.

(d) The Company reserves the right, in its sole discretion, to suspend, at any time and for any period, the solicitation of offers to purchase Securities. Upon receipt of any notice of such suspension from the Company, each Agent shall as soon as possible, but in no event later than one Business Day (as defined in the applicable Procedures) in New York City after receipt of such notice, suspend its solicitation of offers to purchase Securities until the Company shall have advised such Agent that such solicitation may be resumed.

(e) Each Agent shall promptly communicate to the Company, orally or in writing, each offer to purchase Securities received by it as Agent, other than offers rejected by it pursuant to the next sentence. Each Agent shall have the right, in its discretion reasonably exercised, to reject as unreasonable any offer to purchase Securities received by it and no such rejection shall be deemed a breach of its obligations hereunder. The Company shall have the sole right to accept offers to purchase Securities and may, in its sole discretion, reject any offer in whole or in part.

(f) At the time of the settlement of any sale of Securities pursuant to an offer presented by an Agent, the Company shall pay such Agent a commission in accordance with the schedule set forth in Exhibit B hereto; provided, however, that if the Company and the Agents agree that based on market conditions and other factors in existence at the time of any sale of Securities, such commissions shall be subject to negotiation between the Company and the Agents and shall be disclosed in the Pricing Supplement relating to such Securities.

(g) Administrative procedures respecting the sale of Securities (the “Procedures”) shall be agreed upon from time to time by the Agents and the Company. The initial Procedures, which are set forth in Exhibit C hereto, shall remain in effect until changed by agreement between the Company and the Agents. The Agents and the Company agree to perform the respective duties and obligations, and to observe the restrictions, specifically provided to be performed and observed by them in the applicable Procedures.

4. Certain Agreements of the Company. The Company agrees with the Agents that:

(a) The Company will advise each Agent promptly of any proposal to amend or supplement any Time of Sale Information, the Prospectus or the Registration Statement or to register the Securities under any registration statements other than the Registration Statement referred to in Section 2(a) above (other than any proposal for an amendment or supplement or additional registration statement that relates only to the offering and sale of securities other than the Securities or the offering and sale of Securities other than through such Agent). The Company will also advise each Agent promptly of the filing with the Commission of each amendment or supplement to the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement and each such additional registration statement (other than any amendment, supplement or additional registration statement that relates only to the offering and sale of securities other than the Securities or the offering and sale of Securities other than through such Agent) and of the institution by the Commission of any stop order proceedings, proceedings pursuant to Rule 401(g)(2) under the Act or proceedings pursuant to Section 8A of the Act in respect of the Registration Statement or any such additional registration statement, and will use its best efforts to prevent the issuance of any such stop order and, if such a stop order is issued, to obtain its lifting as soon as possible.

(b) (1) If, at any time when a prospectus relating to the Securities is required to be delivered (or required to be delivered but for Rule 172 under the Act) under the Act, any event shall occur as a result of which the Prospectus as then amended or supplemented shall include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company will promptly (i) notify each Agent to suspend the solicitation of offers to purchase Securities and (ii) prepare and file with the Commission an amendment or supplement that will correct such untrue statement or omission or effect such compliance and (2) if at any time prior to the time of delivery of any Securities (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the relevant Agents thereof and forthwith prepare and, subject to paragraph (a) above, file with the Commission (to the extent required) and furnish to the relevant Agents and to such dealers as the Lead Agent may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(c) The Company agrees that it will not solicit or accept offers to purchase Securities from any Agent during any period when (i) the Company shall have been advised by either Moody’s Investors Services, Inc. or Standard & Poor’s, a division of The McGraw-Hill Companies Inc. that such organization has determined to downgrade the rating of the Securities or any other debt obligations or any preferred stock of the Company and such downgrade shall not yet have been publicly announced, or (ii) there shall have occurred a material change in the financial condition or business of the Company and its subsidiaries, taken as a whole, and such event shall not have been disclosed in the Time of Sale Information or the Prospectus (directly or by incorporation by reference); provided, however, that the Company shall not be obligated to inform any Agent of the reason for, or describe the occurrence of any event that may have occasioned the need for, the suspension of its solicitation or acceptance of offers.

(d) Not later than 16 months after the date of each acceptance by the Company of an offer to purchase Securities hereunder, the Company will make generally available to its security holders an earnings statement that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder covering a period of at least 12 months beginning after the last to occur of (i) the “effective” (as defined in Rule 158 under the Act) date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Annual Report of the Company on Form 10-K most recently filed with the Commission prior to the date of such acceptance.

(e) The Company will furnish to each Agent copies of each Issuer Free Writing Prospectus, the Prospectus and of the Registration Statement (including the exhibits thereto relating to the offering by the Company thereunder of the Securities, but excluding the documents incorporated by reference), and all amendments and supplements to each Issuer Free Writing Prospectus, the Prospectus and the Registration Statement and all additional registration statements pursuant to which any of the Securities may be registered (other than any amendment, supplement or additional registration statement that relates only to the offering and sale of securities other than Securities or any pricing supplement relating to the offering and sale of Securities other than through such Agent), in each case as soon as available and in such quantities as shall be reasonably requested. The Company will prepare, with respect to any Securities to be sold through or to the Agents pursuant to this Agreement, any Issuer Free Writing Prospectus which the Company and the relevant Agents agree to use in connection with the sale of such Securities, and will file such Issuer Free Writing Prospectuses to the extent required by Rule 433 under the Act. The Company will prepare, with respect to any Securities to be sold through or to the Agents pursuant to this Agreement, a pricing supplement with respect to such Securities in substantially the form attached hereto as Exhibit F (a “Pricing Supplement”) and will file such Pricing Supplement with the Commission pursuant to Rule 424(b) under the Act not later than the time specified by such rule.

(f) The Company will arrange for the qualification of the Securities for sale, if any, and the determination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required for the distribution of the Securities.

(g) At any time when a Prospectus is required to be delivered (or required to be delivered but for Rule 172 under the Act) under the Act, and if not publicly available through the Commission’s website, the Company will furnish to such Agent, (i) as soon as practicable after the end of each fiscal year, the number of copies reasonably requested by such Agent of its annual report to stockholders for such year, (ii) as soon as available, the number of copies reasonably requested by such Agent of each report (including without limitation reports on Forms 10-K, 10-Q and 8-K) or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or mailed to stockholders and (iii) from time to time, such other information concerning the Company as such Agent may reasonably request. The Company also will furnish each Agent with copies of any press release or general announcement to the general public, in each case upon request by the Agent.

(h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and the reasonable fees and disbursements of Cravath, Swaine & Moore LLP, counsel for the Agents, in connection with the offering and sale of the Securities and will reimburse each Agent for any expenses (including fees and disbursements of counsel) incurred by it in connection with the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the printing of memoranda relating thereto and for any fees charged by investment rating agencies for the rating of the Securities. The Company will determine with the Agents the amount of advertising, if any, appropriate in connection with the solicitation of offers to purchase Securities and will pay, or reimburse the Agents for, all advertising expenses approved by it.

(i) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

5. Conditions to Agents’ Obligations. The obligation of each Agent to solicit or receive offers to purchase Securities shall be subject to the continued accuracy in all material respects of the representations and warranties of the Company set forth herein, to the performance by the Company of its obligations hereunder and to each of the following additional conditions precedent:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose, pursuant to Rule 401(g)(2) under the Act or pursuant to Section 8A of the Act shall have been instituted or, to the knowledge of the Company or such Agent, shall be contemplated by the Commission, the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act), and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the J.P. Morgan Securities Inc.

(b) Neither the Registration Statement nor the Prospectus, as amended or supplemented, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) Subsequent to the date of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries that is not described in the Time of Sale Information and, in the judgment of such Agent, is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus and the Time of Sale Information.

(d) Such Agent shall have received an opinion of Simpson Thacher & Bartlett, counsel for the Company or such other counsel as is acceptable to such Agent, including in-house counsel, dated the Closing Date, to the effect that:

(i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, and JPMorgan Chase Bank, National Association has been duly organized and is validly existing and in good standing as a national banking association under the laws of the United States, in each case with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus;

(ii) Each Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, assuming that each Indenture is the valid and legally binding obligation of its Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; general equitable principles (whether considered in a proceeding in equity or at law); and an implied covenant of good faith and fair dealing;

(iii) The Securities have been duly authorized by the Company and, when the terms of the Securities and of their issue and sale have been duly established in accordance with the applicable Indenture and this Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and when the Securities have been duly executed by the Company and duly authenticated by the Trustee or JPMorgan Chase Bank, National Association, as Authenticating Agent under the applicable Indenture, on behalf of the Trustee in accordance with the provisions of the relevant

Indenture, and upon payment and delivery in accordance with this Agreement and the applicable Terms Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms and entitled to the benefits of the applicable Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law), and an implied covenant of good faith and fair dealing;

(iv) The issue and sale of the Securities by the Company and the execution, delivery and performance by the Company of this Agreement and the performance of the Indentures by the Company will not breach, or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement or any of the Exchange Act Documents, nor will such actions violate the Certificate of Incorporation or By-laws of the Company or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except that it is understood that no opinion is given in this paragraph (iv) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law;

(v) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Securities by the Company and the compliance by the Company with all provisions of this Agreement and the Indentures, except that it is understood that no opinion is given in this paragraph (v) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

(vi) The statements made in the Prospectus under the captions “Description of Notes” and “Description of Debt Securities”, insofar as they purport to constitute summaries of certain terms of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects (subject to the insertion in the Securities of the maturity dates, interest rates and other similar terms thereof which are to be described in [Term Sheets and] Pricing Supplements to the Prospectus);

(vii) The Registration Statement has become effective under the Act; and the Prospectus was filed on November 1, 2007 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act; and to knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

(viii) To such counsel’s knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein which are not described and filed or incorporated by reference as required; and

(ix) This Agreement has been duly authorized, executed and delivered by the Company.

(e) (Such Agent shall have received a letter of Simpson Thacher & Bartlett LLP, counsel for the Company or such other counsel as is acceptable to such Agent, including in-house counsel, dated the Closing Date, to the effect that such counsel:

(i) advises you that each of the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of its date, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel expresses no view with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents; and

(ii) nothing has come to such counsel’s attention that causes such counsel to believe that (a) the Registration Statement (including the Exchange Act Documents and the Prospectus deemed to be a part thereof), as of the date the most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, was filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (b) the Prospectus (including the Exchange Act Documents incorporated or deemed incorporated by reference therein), as of the date of the Prospectus or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel expresses no belief in either of clauses (a) or (b) above with respect to the financial statements or other financial or statistical data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents.

(f) Such Agent shall have received a certificate, dated the Closing Date, of the Chairman of the Board, the President, any Vice-Chairman, the Chief Financial Officer, the Treasurer or any other Executive Officer of the Company in which such officer shall state, to the best of his or her knowledge after reasonable investigation, that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, except as set forth in or contemplated by the Prospectus or as described in such certificate.

(g) Such Agent shall have received a letter of PricewaterhouseCoopers LLP, addressed jointly to the Company and the Agents, dated the Closing Date and satisfactory to such Agent, confirming that they are independent public accountants within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission, and stating in effect that (i) in their opinion the financial statements and schedules examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and related regulations adopted by the Commission, (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (A) the unaudited financial statements in the Prospectus, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission, (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five business days prior to the Closing Date, there was any change in the Company’s common stock or preferred stock, increase in long-term debt of the Company and its consolidated subsidiaries or any decrease (other than as occasioned by the declaration of regular dividends) in consolidated stockholders’ equity of the Company and its consolidated subsidiaries as compared with amounts shown on the latest balance sheet included in the Prospectus; or (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in the consolidated net interest income, net interest income after provision for loan losses, or net income or net income per common share of the Company and its subsidiaries on a consolidated basis, except in all instances for changes or decreases set forth in such letter or which the Prospectus discloses have occurred or may occur, and (iii) they have compared certain agreed dollar amounts (or percentages derived from such dollar amounts) and other financial information (and ratios) included in the Prospectus (to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter. For purposes of this subsection, “Prospectus” shall mean the Prospectus as amended and supplemented on the date of such letter. All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

(h) Such Agent shall have received from Cravath, Swaine & Moore LLP, counsel for the Agents, one or more opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as it may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

The opinions, certificates, letters and other documents required to be delivered by this Section 5 were delivered at the office of the Company at 270 Park Avenue, New York, New York 10017, on November 1, 2007, the time and date of such delivery being herein called the “Closing Date”. The Company will furnish each Agent with such conformed copies of such opinions, certificates, letters and other documents as it may reasonably request.

In the event that, after the Closing Date, the Company shall determine (x) to increase pursuant to and in accordance with the terms and provisions of the Indentures, the aggregate principal amount of the Securities that may be authenticated and delivered under the Indentures and/or (y) to register a portion of the Securities under a registration statement or registration statements in addition to the Registration Statement referred to in Section 2(a) above, the Company shall (i) promptly comply with its obligations and take any steps as are required to be taken by it pursuant to Sections 4(a), (e), (f) and (h) hereof, (ii) not later than 10:00 a.m., New York City time, on the date on which any such supplements or amendments to the Prospectus or the Registration Statements, or any additional registration statements, shall be filed by the Company with the Commission under the Act and shall have been declared or deemed effective, or at such later time and date as shall be mutually agreed by the Company and such Agents, deliver to each Agent and its counsel the opinions, certificates, letters and other documents required to be delivered pursuant to paragraphs (d), (e), (f), (g) and (h) of this Section 5, and (iii) if applicable, deliver to each Agent a certificate, dated the date each of the other certificates delivered pursuant to clause (ii) above are being delivered, and executed by the Chairman of the Board, the President, any Vice-Chairman, the Chief Financial Officer, the Treasurer, any other Executive Officer of the Company, reaffirming each of the representations and warranties of the Company set forth in Section 2 with respect to any registration statement and any prospectus included in such registration statement filed after the date hereof relating to the Securities.

For purposes of the documents required to be delivered pursuant to the preceding paragraph, the term “Registration Statement” shall be deemed to refer to the Registration Statement referred to in Section 2(a), together with any such additional registration statement or registration statements relating to the Securities, in each case as amended or supplemented; the term “Prospectus” shall refer to the Prospectus as so amended or supplemented; and the term “Closing Date” shall be deemed to refer to the date on which the requirements under the preceding paragraph are satisfied. As of and after the requirements of the preceding paragraph are satisfied, the foregoing terms shall be deemed to be so amended for all purposes of this Agreement.

In the case of Agents other than the initial Agents, the conditions set forth in paragraphs (d), (e), (f), (g) and (h) of this Section 5 shall be deemed satisfied by the delivery of copies of the documents delivered to the initial Agents pursuant to such paragraphs on the Closing Date, as provided in the last sentence of Section 14.

6. Additional Covenants of the Company. The Company agrees that:

(a) Each acceptance by the Company of an offer to purchase Securities shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects at the time of such acceptance and a covenant and an affirmation that such representations and warranties will be true and correct at the Time of Sale of such Securities and at the time of delivery to the purchaser of the Securities relating to such acceptance as though made at and as of such time, it being understood that such representations and warranties shall relate to the Registration Statement, the Time of Sale Information and the Prospectus as amended or supplemented at such time.

(b) Promptly after the filing with the Commission of each amendment of or supplement to the Registration Statement or the Prospectus under the Act (other than any amendment or supplement which relates only to the offering and sale of securities other than the Securities or which serves only to set forth, or reflect a change in, the terms of any Securities or the principal amount of Securities remaining to be sold or any similar information), and each filing by the Company with the Commission of any Quarterly Report on Form 10-Q or Annual Report on Form 10-K of the Company incorporated by reference into the Prospectus, the Company shall furnish each Agent with a certificate of the Chairman of the Board, the President, any Vice-Chairman, the Chief Financial Officer, the Treasurer or any other Executive Officer of the Company, dated the date of such amendment, supplement or filing, to the same effect as the certificate referred to in Section 5(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such certificate; provided, however, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Securities to furnish each Agent with such certificate; provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Securities shall be subject to the delivery of such certificate dated the latest date on which the Company would but for this proviso have been required to furnish such certificate.

(c) Promptly after the filing with the Commission of each Quarterly Report on Form 10-Q or Annual Report on Form 10-K of the Company, the Company shall furnish each Agent requesting it with a written opinion of Simpson Thacher & Bartlett, counsel for the Company, or such other counsel as is acceptable to each Agent, including in-house counsel, dated the date on which such Form 10-Q or Form 10-K was filed with the Commission, to the effect set forth in Section 5(e) hereof, and a letter, to the effect set forth in Section 5(e), but each modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; provided, however, that, in lieu of such opinion, such counsel may furnish each Agent with a letter to the effect that such Agent may rely on a prior opinion delivered under Section 5(e) or this Section 6(c) to the same extent as if it were dated the date of such letter and the statements therein related to the Registration Statement and the Prospectus as amended or supplemented at such date; provided further that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Securities to furnish each Agent with such opinion or letter; provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Securities shall be subject to the delivery of such opinion or letter dated not earlier than the date of the most recent fiscal quarter end if such delivery is so requested by the Agent.

(d) Within a reasonable time after each date on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or any document that contains additional financial information, such as a Quarterly Report on Form 10-Q, shall be incorporated by reference into the Prospectus, the Company shall cause PricewaterhouseCoopers LLP to furnish each Agent with a letter, addressed jointly to the Board of Directors of the Company and the Agents and dated such date, substantially in the form attached hereto as Exhibit D; provided, however, that within a reasonable time after the filing with the Commission of each Annual Report of the Company on Form 10-K, the Company shall instead furnish each Agent with a letter addressed jointly to the Board of Directors of the Company and the Agents and dated the date of such filing, to the effect set forth in Section 5(g) insofar as Section 5(g) relates to such additional financial information; provided further, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Securities to furnish each Agent with either letter referred to above in this paragraph; provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Securities shall be subject to the delivery of (i) such letter substantially in the form of Exhibit D with respect to the period commencing with the beginning of the first fiscal quarter following the date of the most recent Annual Report of the Company on Form 10-K and ending with the end of the most recent fiscal quarter or, if later, the period as to which the Company would but for this proviso be required to furnish such a letter and (ii) such letter to the effect set forth in Section 5(g) with respect to the most recent Annual Report of the Company on Form 10-K.

(e) The Company agrees to offer to any person who shall have agreed to purchase Securities (including any Agent that has agreed to purchase Securities pursuant to Section 11 hereof) the right not to purchase such Securities if, on the settlement date for such purchase, the conditions set forth in Sections 5(a), (b), and (c), or any of them, shall not be satisfied.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Agent or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and will in each case, as such expenses are incurred, reimburse each Agent and each such controlling person for any legal or other expenses reasonably incurred by such Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that in each case the Company will not be liable to an Agent or person controlling such Agent in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Agent will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Time of Sale Information relating to the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein; and will, as such expenses are incurred, reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Agent may otherwise have. The Company acknowledges that, as of the date of this Agreement, the statements set forth in the second sentence of the tenth paragraph and the fourteenth paragraph under the heading “Plan of Distribution” in the prospectus supplement forming a part of the Prospectus constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the Prospectus, and the Agents confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof other than reasonable costs of investigation.

(d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Company on the one hand and any Agent on the other from the offering by it pursuant to this Agreement of the Securities that are the subject of the action (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted the opportunity to correct and prevent any statement or omission, as well as any other relevant equitable considerations. The Company and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the commissions or underwriting discounts received by such Agent relating to the Securities that are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Company exceed the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Agents’ obligations to contribute are several in proportion to their respective obligations hereunder and are not joint.

8. Status of Each Agent. In soliciting offers to purchase Securities pursuant to this Agreement and in performing its other obligations hereunder, each Agent is acting individually and not jointly with the other Agents and, except as contemplated by Section 11, is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by such Agent and accepted by the Company, but shall have no liability to the Company in the event any such purchase is not consummated. If the Company shall default in the performance of its obligation to deliver Securities to a Purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default and (ii) pay to each Agent any commission to which it would have been entitled had such Securities been delivered.

9. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Agent, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(h) to the extent actually incurred by or committed to by an Agent to the date of such termination, the obligations of the Company pursuant to Section 4(b) shall remain in effect until the settlement of all pending deliveries of and payment for securities and the respective obligations of the Company and the Agents pursuant to Section 7 and the obligations of the Company pursuant to Section 4(d) shall remain in effect.

10. Termination. This Agreement may be terminated as to any Agent at any time by the Company or such Agent upon one day’s written notice.

11. Purchases as Principal. Any Agent may agree with the Company from time to time to purchase Securities from the Company as principal for its own account or for resale to one or more investors or other purchasers, including other broker-dealers. Each such purchase shall be in accordance with the terms and conditions of this Agreement (other than the terms of Section 3 hereof) and will be deemed to include the provisions of Exhibit E hereto. Such supplemental agreement may be oral and, if oral, must be confirmed promptly in writing (which writing may include facsimile transmission) by such Agent to the Company. At the time of each purchase of Securities by an Agent as principal, such Agent and the Company shall agree on any requirements for an opinion of counsel, officer’s certificate and letter from PricewaterhouseCoopers LLP pursuant to paragraphs (d), (e), (f) and (g) of Section 5 and the form of any approved Issuer Free Writing Prospectus to be used in connection with the sale of the relevant Securities.

12. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at 270 Park Avenue, New York, New York 10017, Attention: Office of the Secretary (facsimile No. (212) 270-2966) and notices to any Agent shall be directed to it at the address set forth in Exhibit A hereto.

13. Governing Law: Counterparts. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

14. Parties to Agreement. The Company may from time to time enter into agreements appointing additional agents for the solicitation and sale of the Securities and providing that such agents shall become, and shall have all the rights and obligations of, an Agent hereunder. The Company may also enter into similar agreements with Agents or other agents providing for the sale of securities other than the Securities. This Agreement will inure to the benefit of and be binding upon the Company, each Agent, the successors and permitted assigns of the Company and each Agent and the officers, directors and controlling persons referred to in Section 7, and no other person shall have any right or obligation hereunder. No assignment by the Company of its rights under this Agreement shall be effective without the prior written consent of each Agent, and no assignment by any Agent of its rights under this Agreement shall be effective without the prior written consent of the Company. The Company shall deliver to each Agent, at or promptly after the time it becomes an Agent, a copy of each document theretofore delivered to any Agent pursuant to Section 5 or 6.

15. Certain Agreements of the Agents. Each Agent hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus prepared and approved pursuant to Section 2(e) above, or (iii) any free writing prospectus prepared by such Agent and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of any Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Agents may use a term sheet substantially in he form of Exhibit G hereto without the consent of the Company; provided further that any Agent using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, the first use of such term sheet.

(d) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period when a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of Securities).

JPMORGAN CHASE & CO.,

by	/s/ Anthony J. Horan
Name:	Anthony J. Horan
Title:	Corporate Secretary

J.P. Morgan Securities Inc.

by	/s/ Maria Sramek
Name:	Maria Sramek
Title:	Executive Director

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